Exhibit 4.7

THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

August 6, 2010

ProSeed Capital Holdings CVA

Vlierbeekberg 107

3090 Overijse, Belgium

Re: Termination of Fee Agreement

Dear Sirs:

In accordance with Section 4 of the Fee Agreement between us dated June 3, 2010, RedHill Biopharma Ltd. hereby notifies you of termination of the Fee Agreement effective thirty (30) days following the date of this letter.

Exhibit A annexed hereto identifies the "Introduced Parties" under the Agreement through the date of termination.

Please indicate your agreement with and acceptance of the foregoing in the space provided below.

Respectfully,

/s/ Ori Shilo
RedHill Biopharma Ltd.

AGREED TO AND ACCEPTED:

/s/ Benjamin Van-Oudenhove
ProSeed Capital Holdings CVA

142 Givati St., Ramat-Gan 52232 Israel

Phone: +972-3-676 1706 Fax: +972-3-725 5723

1

Exhibit 4.7

EXHIBIT A

Introduced Parties Through Date of Termination

[****]

142 Givati St., Ramat-Gan 52232 Israel

Phone: +972-3-676 1706 Fax: +972-3-725 5723

2